Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Interstate Hotels & Resorts, Inc.

We consent to incorporation by reference in the registration statement (No. 333-60545) on Form S-8 (for the Non-Employee Directors’ Incentive Plan), the registration statement (No. 333-60539) on Form S-8 (for the Incentive Plan), the registration statement (No. 333-61731) on Form S-8 (for The Employee Stock Purchase Plan), the registration statement (No. 333-89740) on Form S-8 (for the 1999 Employee Stock Option Plan), and the registration statement (No. 333-84531) on Form S-3 of Interstate Hotels & Resorts, Inc. of our report dated February 11, 2003, with respect to the consolidated balance sheets of Interstate Hotels & Resorts, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2002; which report appears in the December 31, 2002 annual report on Form 10-K of Interstate Hotels & Resorts, Inc.

Washington, D.C.
March 26, 2003